Filed Pursuant to Rule 424(b)(3)
Registration No. 333-137473

PROSPECTUS SUPPLEMENT dated as of November 20, 2006

(1) INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE on page 14 of the Prospectus is hereby changed to read in its entirely, as changed, as follows:

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference into this prospectus is an important part of this prospectus.  Specifically, we are incorporating by reference the following:

(a)

The Annual Report of the Company on Form 10-K for the year ended December 31, 2005, filed on March 24, 2006;

(b)

The Quarterly Reports of the Company on Form 10-Q for the periods ended March 31, 2006, June 30, 2006 and September 30, 2006, filed on May 15, 2006, August 11, 2006 and November 13, 2006, respectively; and

(c)

The Current Reports of the Company on Form 8-K, filed on March 17, 2006, April 7, 2996 and September 19, 2006; and

(d)

All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 2005.

Any statement contained in this prospectus or in a document incorporated by reference in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that any of the following modifies or supersedes such statement:

•

in the case of a statement in a previously filed document incorporated by reference in this prospectus, a statement contained in this prospectus; or

•

a statement contained in any prospectus supplement relating to the offering of Senior Demand Notes.

Any modified or superseded statement will not be deemed to constitute a part of this prospectus or any prospectus supplement, except as modified or superseded.  Except as provided by the above-mentioned exceptions, all information appearing in this prospectus and each prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

(2) APPENDIX I on page 21 of the Prospectus is hereby changed to read in its entirety, as changed, as follows:

APPENDIX I TO PROSPECTUS INFORMATION AS OF SEPTEMBER 30, 2006
1.	Unused borrowings under our $30,000,000 Credit Agreement	$14,215,684

2.	Debentures outstanding under Indenture	$60,176,574

3.	Senior debt outstanding	$173,928,372